UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014 (May 14, 2014)

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Repurchase Agreement

On May 14, 2014, HCA Holdings, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with Hercules Holding II, LLC (“Hercules”). Pursuant to the Share Repurchase Agreement, the Company has agreed to repurchase shares of its common stock having an aggregate value of $750 million from Hercules at a price per share equal to the price at which the underwriters purchase shares from Hercules in a concurrent secondary offering (the “Secondary Offering”). Settlement of the repurchase of shares under the Share Repurchase Agreement will be concurrent with and conditional upon settlement of the Secondary Offering.

The description of the Share Repurchase Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated as of May 14, 2014, by and between HCA Holdings, Inc. and Hercules Holding II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)

By:	/s/ William B. Rutherford
William B. Rutherford
Executive Vice President and Chief Financial Officer

Date: May 20, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated as of May 14, 2014, by and between HCA Holdings, Inc. and Hercules Holding II, LLC

4